UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 18, 2004

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 18, 2004, the Registrant announced that it had entered into a License Agreement with Motorola, Inc. that provides for Registrant's distribution of certain cellular telephone carrying case products in Europe, the Middle East and Africa (EMEA) region.   The Agreement is effective as of October 1, 2004 and expires December 31, 2007, unless earlier terminated in accordance with its terms.  A copy of the License Agreement has been filed as Exhibit 10.1 to this report.

Item 8.01. Other Events.

On October 18, 2004 the Registrant issued a press release announcing it had entered into an agreement to continue its licensing arrangements with Motorola to distribute certain cellular telephone carrying case products in Europe, the Middle East and Africa (EMEA) region.   The Agreement is effective as of October 1, 2004 and expires December 31, 2007, unless earlier terminated in accordance with its terms.  A copy o f the press release has been filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1            License Agreement, effective as of October 1, 2004, between the Registrant and Motorola Inc.,

Exhibit 99.1            Press release issued by the Registrant on October 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
_______________________________________

Name: Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: October 20, 2004

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 10.1            License Agreement, between the Registrant and Motorola Inc., effective as of October 1, 2004

Exhibit 99.1            Press release issued by the Registrant on October 18, 2004